EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-60551, 333-44711, 333-50051, 333-82069, 333-97569 and 333-108500 on Form S-8 and Registration Statement Nos. 333-110719 and 333-110929 on Form S-3 of Triarc Companies, Inc. (the “Company”) our reports dated February 28, 2007, relating to the consolidated financial statements and financial statement schedule of the Company and management’s report on the effectiveness of internal control over financial reporting (which reports on the consolidated financial statements and financial statement schedule each expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements), appearing in this Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

New York, New York
February 28, 2007